April 22, 2003                                    W. H. Hardman, Jr
Greenville, South Carolina                        (864)255-4127




                           DELTA MILLS, INC ANNOUNCES
                        THIRD QUARTER FISCAL 2003 RESULTS

     Delta Mills, Inc. reported net sales of $46.5 million for the quarter ended March 29, 2003, compared to net sales of $41.2 million for the quarter ended March 30, 2002. Sales for the current year quarter increased 12.9% from sales for the previous year quarter. For the nine months ended March 29, 2003 the Company reported net sales of $128.5 million compared to net sales of $122.3 million for the nine months ended March 30, 2002, an increase of 5.1%.

     The Company reported an operating loss of $0.5 million for the quarter ended March 29, 2003 compared to an operating loss of $1.9 million for the quarter ended March 30, 2002. For the nine months ended March 29, 2003 the Company reported operating profit of $3.8 million compared to an operating loss of $13.2 million for the nine months ended March 30, 2002. The operating loss reported for the current year's quarter includes impairment and restructuring expenses associated with the closing of the Catawba Plant of $0.4 million. The operating loss reported for the previous year's nine month period included impairment and restructuring expenses associated with closed facilities of $8.7 million. For the nine months ended March 29, 2003, the Company recorded a before tax gain of $1.3 million from the repurchase of a portion of its 9 5/8% senior notes. For the quarter and nine months ended March 30, 2002, the Company recorded a before tax gain of $0.5 million from the repurchase of a portion of these senior notes. There was no gain recorded in this category for the current year's quarter.

     The Company reported a net loss of $1.1 million for the quarter ended March 29, 2003 compared to a net loss of $2.4 million for the quarter ended March 30, 2002. For the nine months ended March 29, 2003 the Company reported net income of $0.6 million compared to a net loss of $13.0 million for the nine months ended March 30, 2002. The net loss for the three months ended March 29, 2003 includes impairment and restructuring expenses associated with the closing of the Catawba Plant of $0.2 million on an after tax basis. The net loss for the nine months ended March 30, 2002 included impairment and restructuring expenses associated with closed facilities of $5.6 million on an after tax basis.

     W.F. Garrett, President and CEO, commented, "The soft retail sales and weak consumer spending we experienced in the second quarter continued into our third quarter causing our operating schedules to suffer, especially in the early part of the quarter. However, we were pleased that this year's third quarter results showed significant improvement over last year's third quarter. I am also encouraged that our order backlog suggests an improved plant operating schedule in the fourth quarter. However, we will continue to see price pressure, especially with our core products, in the coming months."

     The preceding discussion contains certain "forward-looking statements". These are based on the Company's expectations and are necessarily dependent upon assumptions, estimates and data that the Company believes are reasonable and accurate but may be incorrect, incomplete or imprecise. Forward-looking statements are also subject to a number of business risks and uncertainties, any of which could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. These risks and uncertainties include, among others, changes in the retail demand for apparel products, the cost of raw materials, competitive conditions in the apparel and textile industries, the relative strength of the United States dollar as against other currencies, changes in United States trade regulations and the discovery of unknown conditions (such as with respect to environmental matters and similar items). Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized.

     The  Company  does  not   undertake  to  publicly   update  or  revise  the
forward-looking statements even if it becomes clear that any projected results will not be realized.

     Delta Mills Inc., headquartered in Greenville, South Carolina, manufactures and sells textile products for the apparel industry. The Company, which employs about 1,600 people, operates five plants located in South Carolina.



                                       ###


CONSOLIDATED STATEMENTS OF OPERATIONS
Delta Mills Inc.
(In Thousands)                             3 Months Ended    3 Months Ended    9 Months Ended     9 Months Ended
                                           March 29, 2003    March 30, 2002    March 29, 2003     March 30, 2002
                                          -----------------  ----------------  ----------------  -----------------

Net sales                                         $ 46,489          $ 41,190         $ 128,521          $ 122,307

Cost of goods sold                                  43,649            40,128           116,441            118,458
                                          -----------------  ----------------  ----------------  -----------------
Gross profit                                         2,840             1,062            12,080              3,849
Selling, general and administrative expenses         2,969             3,033             8,430              8,496
Impairment and restructuring expenses                  398                                 398              8,683
Other income                                            48                55               536                 86
                                          -----------------  ----------------  ----------------  -----------------
  OPERATING PROFIT (LOSS)                             (479)           (1,916)            3,788            (13,244)
Other (expense) income:
  Interest expense                                  (1,326)           (2,403)           (4,097)            (7,402)
  Interest income                                                         51                                  184
  Gain on extinguishment of debt                                         500             1,303                500
                                          -----------------  ----------------  ----------------  -----------------
                                                    (1,326)           (1,852)           (2,794)            (6,718)
                                          -----------------  ----------------  ----------------  -----------------

 INCOME(LOSS) BEFORE INCOME TAXES                   (1,805)           (3,768)              994            (19,962)
Income tax expense (benefit)                          (705)           (1,321)              369             (6,960)
                                          -----------------  ----------------  ----------------  -----------------

NET INCOME (LOSS)                                 $ (1,100)         $ (2,447)            $ 625          $ (13,002)
                                          =================  ================  ================  =================





CONSOLIDATED BALANCE SHEETS
Delta Mills, Inc. (In Thousands, except share amounts)
                                                            March 29, 2003        June 29, 2002
                                                           ------------------     --------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                         $    642           $     52
  Accounts receivable:
     Factor and other                                                 45,233             49,887
     Less allowances for doubtful accounts and returns                    28                 32
                                                           ------------------     --------------
                                                                      45,205             49,855
  Inventories
     Finished goods                                                    5,597              7,085
     Work in process                                                  24,355             19,878
     Raw materials and supplies                                        8,228              5,784
                                                           ------------------     --------------
                                                                      38,180             32,747

  Deferred income taxes                                                1,346              1,347
  Other assets                                                           328                 25
                                                           ------------------     --------------
                                TOTAL CURRENT ASSETS                  85,701             84,026

Assets held for sale                                                   3,141              3,141

PROPERTY, PLANT AND EQUIPMENT, at cost                               149,768            147,906
     Less accumulated depreciation                                    81,869             77,405
                                                           ------------------     --------------
                                                                      67,899             70,501

DEFERRED LOAN COSTS AND OTHER ASSETS                                     668                769

                                                           ------------------     --------------
                                                                   $ 157,409          $ 158,437
                                                           ==================     ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade accounts payable                                            $ 11,970           $ 11,689
  Revolver                                                            13,403             11,365
  Payable to Affiliates                                                3,480              3,321
  Accrued employee compensation                                        1,364              1,696
  Accrued and sundry liabilities                                      17,845             18,621
                                                           ------------------     --------------
                    TOTAL CURRENT LIABILITIES                         48,062             46,692
LONG-TERM DEBT                                                        44,739             47,819
DEFERRED INCOME TAXES                                                  9,283              9,340
DEFERRED COMPENSATION                                                  7,381              7,267
SHAREHOLDERS' EQUITY
  Common Stock -- par value $.01 a share -- authorized
3,000 shares, issued and outstanding 100 shares
  Additional paid-in capital                                          51,792             51,792
  Retained earnings(deficit)                                          (3,848)            (4,473)
                                                           ------------------     --------------
                                                                      47,944             47,319
COMMITMENTS AND CONTINGENCIES
                                                           ------------------     --------------
                                                                   $ 157,409          $ 158,437
                                                           ==================     ==============


CONSOLIDATED STATEMENTS OF CASH FLOWS
Delta Mills Inc. (In Thousands)
                                                            9 Months Ended      9 Months Ended
                                                            March 29, 2003      March 30, 2002
                                                           ----------------    ----------------
OPERATING ACTIVITIES
  Net income (loss)                                              $     625         $   (13,002)
  Adjustments to reconcile net income(loss) to net
     cash provided (used) by operating activities:
     Depreciation                                                    6,874               6,836
     Amortization                                                      101                 316
     Gain on early retirement of debt                               (1,303)               (500)
     Provision for impairment and restructuring                        398               8,683
     Change in deferred income taxes                                   (56)             (7,124)
     Losses (gains) on disposition of property
        and equipment                                                 (433)
     Deferred compensation                                             113                 513
     Changes in operating assets and liabilities                    (2,148)              1,695
                                                           ----------------    ----------------

           NET CASH PROVIDED (USED) BY
                    OPERATING ACTIVITIES                             4,171              (2,583)

INVESTING ACTIVITIES
  Property, plant and equipment:
     Purchases                                                      (4,648)             (5,786)
     Proceeds of dispositions                                          807
                                                           ----------------    ----------------
           NET CASH USED BY
                    INVESTING ACTIVITIES                            (3,841)             (5,786)

FINANCING ACTIVITIES
  Proceeds from revolving lines of credit                          134,625
  Repayments on revolving lines of credit                         (132,587)
  Repurchase and retirement of long term debt                       (1,778)               (500)
                                                           ----------------    ----------------
           NET CASH PROVIDED (USED) BY
                    FINANCING ACTIVITIES                               260                (500)
                                                           ----------------    ----------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       590              (8,869)

Cash and cash equivalents at beginning of year                          52              11,715
                                                           ----------------    ----------------

             CASH AND CASH EQUIVALENTS
                    AT END OF PERIOD                             $     642          $    2,846
                                                           ================    ================